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          [LETTERHEAD OF SCHRECK, JONES, BERNHARD, WOLOSON & GODFREY]

                                                                     EXHIBIT 5.2

                                 May 31, 1996




ASSISTED LIVING CONCEPTS, INC.
9955 S.E. Washington, Suite 201
Portland, Oregon 97216

          Re:  ASSISTED LIVING CONCEPTS, INC.
               REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

               We have represented you, as your special Nevada counsel, in connection with the 1,333,333 shares of common stock, $.01 par value (the "Common Stock"), of Assisted Living Concepts, Inc., a Nevada corporation (the "Company") issuable upon conversion of $20,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due 2005, in accordance with the Company's Registration Statement on Form S-1, No. 33-80295, and all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on December 11, 1995.

               In our capacity as such counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the Common Stock. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances as we have deemed necessary or appropriate for the purposes of this opinion.

               In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents, the authenticity or the conformity to authentic original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the accuracy and completeness of all corporate records made available to us by the Company.
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ASSISTED LIVING CONCEPTS, INC.
May 31, 1996
Page 2

               On the basis of the foregoing, such examinations of law and such other information as we may deem relevant under the circumstances, we are of the opinion that the Common Stock has been duly and validly authorized for issuance, and when issued and sold in accordance with the Plan of Distribution set forth in the Prospectus covering the Common Stock and forming a part of the Registration Statement, will be fully paid and nonassessable.

               Our opinion herein is limited to the effect on the subject transaction of the laws of the State of Nevada. We express no opinion concerning and assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction, and we express no opinion herein concerning any federal law, including any federal securities law, or any state securities or blue sky laws.

               This opinion is furnished to you in connection with the registration of the Common Stock, is solely for your benefit and may not be relied upon, quoted from or circulated by, nor copies delivered to, any other person or entity without our prior written consent. We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Prospectus forming a part of the Registration Statement under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       SCHRECK, JONES, BERNHARD,
                                         WOLOSON & GODFREY

                                       /S/ Schreck, Jones, Bernhard,
                                         Woloson & Godfrey